Exhibit 99.1

For immediate release

AAR AGREES TO DIVEST NON-CORE COMPOSITES MANUFACTURING BUSINESS

WOOD DALE, ILLINOIS (June 29, 2020) — AAR CORP. (NYSE: AIR), a leading provider of aviation services to commercial and government operators worldwide, announced that it has entered into a definitive agreement to divest its aerospace composite manufacturing business after running a sale process that began earlier this year. The buyer is an affiliate of Architect Equity. The Composites business designs, fabricates and assembles composite aerospace products for customers in the commercial aerospace and defense industries.

“This divestiture is consistent with our multi-year strategy to focus our portfolio on our core services offerings. It will reduce complexity and allow us to further prioritize our efforts on our market-leading aviation aftermarket operations,” said John M. Holmes, President and Chief Executive Officer of AAR CORP.

The divestiture of the Composites business, which was unprofitable in fiscal year 2020, along with AAR’s previously announced cost reduction actions, are expected to drive meaningful margin improvement once demand recovers from the impact of COVID-19. Our other cost reduction actions include:

•	Closing the Duluth, Minnesota maintenance, repair and overhaul facility and transferring the equipment to other AAR operations
•	Furloughing approximately 1,000 full-time employees
•	Eliminating significant headcount through contractor and employee reductions
•	Implementing executive and other employee pay reductions
•	Consolidating the Goldsboro, North Carolina facility into the Cadillac, Michigan facility
•	Exiting underperforming contracts and product lines

Architect is an experienced investor, and AAR believes it is the right partner to leverage Composites’ history of designing and manufacturing complex aerospace products, and to ensure the continued success of the business and its customers and employees going forward.

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The Composites business employs approximately 150 people at facilities located in Clearwater, Florida and Sacramento, California. The transaction is expected to close in the third quarter of calendar year 2020, subject to the satisfaction of customary closing conditions. Terms of the transaction were not disclosed.

SunTrust Robinson Humphrey, Inc. is acting as financial advisor to AAR and Winston & Strawn LLP is acting as legal advisor to AAR.

About AAR

AAR is a global aerospace and defense aftermarket solutions company with operations in over 20 countries. Headquartered in the Chicago area, AAR supports commercial and government customers through two operating segments: Aviation Services and Expeditionary Services. AAR’s Aviation Services include Parts Supply; OEM Solutions; Integrated Solutions; and Maintenance, Repair and Overhaul (MRO) Services. AAR’s Expeditionary Services include Mobility Systems and Composites Manufacturing operations. Additional information can be found at www.aarcorp.com.

Contact: Dylan Wolin – Vice President, Strategic & Corporate Development and Treasurer | (630) 227-2017 | dylan.wolin@aarcorp.com

This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including the expectation to drive meaningful margin improvement once demand recovers from the impact of COVID-19. Forward-looking statements may also be identified because they contain words such as ‘‘anticipate,’’ ‘‘believe,’’ ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘likely,’’ ‘‘may,’’ ‘‘might,’’ ‘‘plan,’’ ‘‘potential,’’ ‘‘predict,’’ ‘‘project,’’ ‘‘seek,’’ ‘‘should,’’ ‘‘target,’’ ‘‘will,’’ ‘‘would,’’ or similar expressions and the negatives of those terms. These forward-looking statements are based on beliefs of Company management, as well as assumptions and estimates based on information currently available to the Company, and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, including those factors discussed under Item 1A, entitled “Risk Factors”, included in the Company’s Form 10-K for the fiscal year ended May 31, 2019 and the Company’s Form 10-Q for the fiscal quarter ended February 29, 2020. Should one or more of these risks or uncertainties materialize adversely, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described. These events and uncertainties are difficult or impossible to predict accurately and many are beyond the Company’s control. The Company assumes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. For additional information, see the comments included in AAR’s filings with the Securities and Exchange Commission.

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